UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2026

Identiv, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-29440	77-0444317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900-B Carnegie Avenue
Santa Ana, California		92705
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (657) 356-8384

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	INVE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On August 24, 2026, Identiv, Inc. (the “Company”), and Bleichroeder LP (“Bleichroeder”) supplemented Section 3(e) of that certain Governance Letter Agreement dated June 24, 2026 (the “Agreement”) by and between the Company and Bleichroeder to clarify the intent of the parties and confirm their mutual understanding that the proportional voting requirement established by Section 3(e) of the Agreement shall be triggered whenever Bleichroeder owns more than 40% of the Company’s outstanding voting stock regardless of whether such ownership results from Bleichroeder’s purchases of voting stock, from Bleichroeder’s conversion of nonvoting Series B Preferred Stock of the Company into voting stock, from the Company’s repurchase of outstanding voting stock of the Company, or from any other cause.

The Agreement was filed as Exhibit 99.2 to the Company’s Current Report on Form 8-K filed with the SEC on June 24, 2026. The foregoing description of the Supplement to the Governance Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the Supplement to the Governance Letter Agreement, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Supplement to Governance Letter Agreement dated August 24, 2026.

104	Cover page Interactive data file (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Identiv, Inc.

Date:	August 24, 2026	By:	/s/ Edward Kirnbauer
Edward Kirnbauer Chief Financial Officer